Exhibit 99.1

Bar Harbor Bankshares Reports First Quarter Results; Declares Dividend

BAR HARBOR, MAINE – April 21, 2022 - Bar Harbor Bankshares (NYSE American: BHB) reported first quarter 2022 net income of $9.1 million or $0.60 per diluted share compared to $9.5 million or $0.63 per diluted share in the same quarter of 2021.  Paycheck Protection Program (PPP) accretion contributed $0.01 per share in the first quarter of 2022 compared to $0.07 in the same quarter of 2021. Core earnings per diluted share (non-GAAP) for the same periods were $0.62 and $0.68, which excludes one-time severance and contract negotiation costs.

FIRST QUARTER HIGHLIGHTS (ratios compared to the first quarter 2021)

●	1.00% return on assets or 1.02% on a core basis (non-GAAP)
●	21% annualized commercial loan growth
●	87% loan to deposit ratio
●	2.95% net interest margin, compared to 2.88%
●	11% increase in fee-based revenue
●	0.25% non-performing asset ratio to total assets, compared to 0.38%

President and Chief Executive Officer, Curtis C. Simard stated, “The Company had a strong start to the year as we effectively positioned ourselves to grow loans, expanded net interest margin, increased fee-based income, controlled expenses driving positive operating leverage for the quarter, and maintained our credit quality and solid capital levels.  Commercial loan growth was very strong for the quarter, and may fluctuate based on timing of loan closings and payoffs. However, at 21% annualized, loan growth was a reflection of strong pipelines heading into the year that remain robust.  The growth and pipelines are a healthy mix of real estate loans, commercial and industrial loans and increases in utilization rates to 30% on existing lines of credit. The lending activity during the quarter highlights the strength of our teams’ experience and client relationships as we continue to navigate an uncertain economic and rate environment with dynamic variables that could shift in either direction.  We have an enviable revenue stream, allowing for flexibility in any rate environment, and our lending customers carry leading profiles as we refuse to push out the risk curve. The asset sensitivity of our balance sheet positions us to expect to further benefit from any potential Fed rate hikes.”

“We self-funded loans during the quarter by deploying excess cash as total deposit growth remained flat.  Core deposit accounts grew 5% annualized in the quarter, which offset a strategic run-off in wholesale time deposits. We continue to see growth in our core deposits as we attract new customers and gain market share, as well as deepen our existing relationships, allowing for minimal reliance on wholesale borrowings. A total of 500 net new accounts were opened in the quarter.”

“Moving to earnings, net interest margin (NIM) expanded to 2.95% for the first quarter 2022, up from 2.88% in the same quarter of 2021. Core NIM (non-GAAP) was 2.93% and 2.78% for the first quarters of 2022 and 2021, respectively and was 2.69% in the fourth quarter of 2021. Of the 24 basis point increase from the fourth quarter 16 basis points relates to the use of cash to fund loan growth and 8 basis points was the result of previously announced deleveraging strategies.”

“Credit quality continues to be strong across our loan portfolio.  The provision for loan losses this quarter reflects a build to the allowance on higher loan growth, balanced with improvements in non-accrual loans, delinquencies, specific reserves and beneficial shifts in product mix.  Net recoveries on previously charged off loans were $95 thousand compared with net charge offs of $168 thousand in the first quarter of 2021.”

Mr. Simard continued, “Compared with a year ago, fee-based revenue increased 11%, reflecting a deepening and expanding customer deposit base, growth in trust and investment management fees and higher treasury management fees. Our wealth management business continues to perform very well despite the broader market volatility.  We continue to attract additional assets from customers, successfully retain transfer across generations, and win new business based on a high service level and risk based approach.  Mortgage banking revenue was in line with expectations given the decline in refinancing activity and tighter gain on sale margins given excess

BHB - Bar Harbor Bankshares	Page 1	www.barharbor.bank

capacity in the industry.  Given the shift in the mortgage banking environment, we opportunistically managed our mortgage production between on balance sheet and for sale through our secondary market platform.”

“Our tangible book value per share (non-GAAP) was $18.72 compared with $19.86 at year-end 2021 or a decrease of 5.7%, as a result of the mark-to-market adjustments in our securities portfolio given the rising rate environment.  This dilution is temporary and reasonable given the relatively short duration risk of the securities portfolio.  Excluding securities adjustments, tangible book value per share was up 7% on an annualized basis to $20.07 from $19.73 at year-end 2021.”

Mr. Simard concluded, “Based on our performance, strong capital levels and the Board of Directors’ confidence in our execution of our strategic priorities, we are pleased to announce an increase to our quarterly dividend of $0.02 per share to $0.26 per share, or a yield of 3.63%. In closing, we celebrated our 135th anniversary in the first quarter and are proud to carry our Downeast Maine ideals to our more than 50 locations across all of northern New England.”

DIVIDEND DECLARED

The Board of Directors voted to declare a cash dividend of $0.26 per share to shareholders of record at the close of business on May 17, 2022, payable on June 17, 2022. This dividend equates to a 3.63% annualized yield based on the $28.62 closing price of the Company’s common stock at the end of the first quarter of 2022.

FINANCIAL CONDITION

Loans were $2.6 billion at the end of the first quarter. Excluding PPP loans, commercial loans increased $85.7 million primarily due to new loans with existing customers in the commercial leasing and hotel accommodation industries.  Total residential loans increased $47.4 million from the end of the fourth quarter 2021, as we opted to put originations on the balance sheet instead of selling into the secondary market.  While residential loans increased, origination volume was significantly down from quarterly periods in 2021 due to lower refinancing activity.

The allowance for credit losses was $23.2 million for the first quarter, compared to $22.7 million at the end of the fourth quarter 2021. A steadying economic forecast and disciplined approach to credit quality resulted in an allowance to total loans coverage ratio of 0.87% compared to 0.90% at the end of the fourth quarter 2021.  The first quarter 2022 charged off loans resulted in a net recovery of $95 thousand compared to $144 thousand in the fourth quarter 2021.  Non-accruing loans for the first quarter 2022 decreased to $9.2 million from $10.2 million at the end of the fourth quarter 2021.  The ratio of accruing past due loans to total loans was 0.25% of total loans at the end of the first quarter 2022 from 0.32% at the end of the fourth quarter 2021.

Total deposits were $3.0 billion at the end of the first quarter 2022 and fourth quarter 2021. Core deposits grew $32.8 million, or 5% on an annualized basis, during the quarter as nearly 500 net new customer accounts were opened.  The loan to deposit ratio was 87% compared to 83% at the end of the fourth quarter 2021, given the outsized loan growth this quarter. Time deposits decreased $33.6 million during the quarter primarily due to $22.0 million of wholesale deposits that matured in the first quarter. The remaining decrease is attributable to customers continuing to move funds to transactional accounts upon contractual maturity.

The Company’s book value per share was $27.11 at March 31, 2022, compared with $28.27 at the end of the fourth quarter 2021. Tangible book value per share (non-GAAP measure) was $18.72 at the end of the first quarter 2022, compared to $19.86 at the end of the fourth quarter 2021.  Other comprehensive income included unrealized loss on securities totaling $20.2 million in the first quarter 2022 compared to a gain of $2.0 million at the end of the fourth quarter 2021.

RESULTS OF OPERATIONS

Net income in the first quarter 2022 was $9.1 million, or $0.60 per diluted share, compared to $9.5 million, or $0.63 per diluted share, in the same quarter of 2021.  Core earnings (non-GAAP) totaled $9.3 million or $0.62 per diluted share, compared to $10.2 million, or $0.68 per diluted share, in the same quarter of 2021.  Non-core items (non-GAAP) reduced net income by $185 thousand in the first quarter 2022 and $684 thousand in the same period of 2021.

Net interest margin was 2.95% compared to 2.88% in the same period of 2021. Acceleration of PPP loan fee amortization due to forgiveness contributed two basis points to NIM in the first quarter 2022 and 10 basis point in the same period of 2021.  Interest-bearing cash balances, held mostly at the Federal Reserve Bank, reduced NIM by 12 basis points in the first quarter 2022 and 15 basis points in the first quarter 2021.  The yield on earning assets totaled 3.21% compared to 3.46% in the first quarter 2021.  Excluding the impact of PPP and excess cash, the yield on earning assets totaled 3.32% and 3.55% for the same periods. The yield on loans was 3.54% in the first quarter 2022, and 3.85% in the first quarter of 2021. Excluding PPP loans the yield on loans was 3.51% in the first quarter of 2022 and 3.73% in the first quarter 2021.  Costs of interest-bearing liabilities decreased to 0.35% from 0.72% in the first quarter 2021 due to lower deposit rates and reduced wholesale borrowings.

BHB - Bar Harbor Bankshares	Page 2	www.barharbor.bank

The provision for credit losses for the quarter was $377 thousand, compared to a recapture of $489 thousand in the first quarter of 2021.  The provision in the first quarter 2022 is attributable to loan growth offset in part by improved credit quality metrics.

Non-interest income in the first quarter 2022 was $9.3 million, compared to $10.2 million in the same quarter of 2021.  Customer service fees were $3.6 million in the first quarter compared to $3.0 million in the same period of 2021. The increase is due to nearly 500 net new accounts that were opened during the quarter and a higher volume of customer activity and transactions. Wealth management income grew to $3.8 million from $3.7 million in the first quarter of 2021 due to a 5% increase in assets under management.  Mortgage banking income was $624 thousand, compared to $2.6 million in the same period of 2021 reflecting higher on balance sheet activity and lower residential loan originations.

Non-interest expense was $21.9 million in the first quarter 2022 from $22.5 million in the same quarter of 2021.  Salaries and benefits expense decreased to $12.1 million compared to $12.2 million in the same quarter of 2021.  A reduction of full-time equivalents to 495 from 538 in the first quarter of 2021 resulted in lower salary and benefit expense.  However, that benefit was almost completely offset by less loan origination cost deferrals on lower residential loan volume as compared to the first quarter 2021.  The efficiency ratio excluding the effects of PPP improved to 62.76%, down from 64.40% for the same respective periods.  Non-core expenses (non-GAAP) in the first quarter 2021 totaled $250 thousand and consisted of a $75 thousand gain on the sale of premises and equipment as the Company continues to optimize its branch footprint as well as one time severance and contract negotiation costs. In the same quarter of 2021, non-core expenses (non-GAAP) totaled $897 million and included charges from early retirements and reductions in workforce programs.

BHB - Bar Harbor Bankshares	Page 3	www.barharbor.bank

BACKGROUND

Bar Harbor Bankshares (NYSE American: BHB) is the parent company of its wholly-owned subsidiary, Bar Harbor Bank & Trust. Founded in 1887, Bar Harbor Bank & Trust is a true community bank serving the financial needs of its clients for over 135 years. Bar Harbor provides full-service community banking with office locations in all three Northern New England states of Maine, New Hampshire and Vermont. For more information, visit www.barharbor.bank.

FORWARD LOOKING STATEMENTS

Certain statements under the headings “FIRST QUARTER HIGHLIGHTS” and “RESULTS OF OPERATIONS” contained in this document, that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this earnings release the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions are intended to identify forward-looking statements, but these terms are not the exclusive means of identifying forward-looking statements. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including among other things, changes in general economic and business conditions, increased competitive pressures, changes in the interest rate environment, legislative and regulatory change, changes in the financial markets, and other risks and uncertainties disclosed from time to time in documents that the Company files with the Securities and Exchange Commission, including but not limited to those discussed in the section titled "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and any subsequently filed Quarterly Reports on Form 10-Q. Because of these and other uncertainties, the Company’s actual results, performance or achievements, or industry results, may be materially different from the results indicated by these forward-looking statements. In addition, the Company’s past results of operations do not necessarily indicate future results. You should not place undue reliance on any of the forward-looking statements, which speak only as of the dates on which they were made. The Company is not undertaking an obligation to update forward-looking statements, even though its situation may change in the future, except as required under federal securities law. The Company qualifies all of its forward-looking statements by these cautionary statements.

BHB - Bar Harbor Bankshares	Page 4	www.barharbor.bank

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP core earnings can be of substantial importance to the Company's results for any particular quarter or year. The Company's non-GAAP core earnings information set forth is not necessarily comparable to non-GAAP information which may be presented by other companies. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company's GAAP financial information.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including gains/losses on securities, premises, equipment and other real estate owned, acquisition costs, restructuring costs, legal settlements, and systems conversion costs. Non-GAAP adjustments are presented net of an adjustment for income tax expense.

The Company also calculates core earnings per share based on its measure of core earnings. The Company views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company's performance. Management also believes that the computation of non-GAAP core earnings and core earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

###

BHB - Bar Harbor Bankshares	Page 5	www.barharbor.bank

CONTACTS

Josephine Iannelli; EVP, Chief Financial Officer & Treasurer; (207) 288-3314

TABLE
INDEX	CONSOLIDATED FINANCIAL SCHEDULES (UNAUDITED)

A	Selected Financial Highlights
B	Balance Sheets
C	Loan and Deposit Analysis
D	Statements of Income
E	Statements of Income (Five Quarter Trend)
F	Average Yields and Costs
G	Average Balances
H	Asset Quality Analysis
I-J	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data

BHB - Bar Harbor Bankshares	Page 6	www.barharbor.bank

BAR HARBOR BANKSHARES

SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED

	At or for the Quarters Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2022	2021	2021	2021	2021
PER SHARE DATA
Net earnings, diluted	$0.60	$0.65	$0.73	$0.60	$0.63
Core earnings, diluted (1)	0.62	0.68	0.73	0.63	0.68
Total book value	27.11	28.27	27.92	27.64	27.10
Tangible book value (1)	18.72	19.86	19.48	19.17	18.61
Market price at period end	28.62	28.93	28.05	28.62	29.42
Dividends	0.24	0.24	0.24	0.24	0.22

PERFORMANCE RATIOS (2)
Return on assets	1.00%	1.02%	1.16%	0.97%	1.03%
Core return on assets (1)	1.02	1.07	1.16	1.01	1.11
Pre-tax, pre-provision return on assets	1.28	1.26	1.43	1.13	1.22
Core pre-tax, pre-provision return on assets (1)	1.31	1.33	1.43	1.18	1.32
Return on equity	8.89	9.16	10.38	8.77	9.45
Core return on equity (1)	9.07	9.60	10.39	9.14	10.14
Return on tangible equity	13.01	13.30	15.08	12.91	14.01
Core return on tangible equity (1)	13.27	13.93	15.09	13.45	15.01
Net interest margin, fully taxable equivalent (FTE) (1) (3)	2.95	2.79	3.02	2.74	2.88
Core net interest margin (1) (4)	2.93	2.69	2.75	2.67	2.78
Efficiency ratio (1)	62.40	60.74	59.18	63.45	61.95

FINANCIAL DATA (In millions)
Total assets	$3,692	$3,709	$3,738	$3,639	$3,730
Total earning assets (5)	3,367	3,380	3,394	3,282	3,381
Total investments	611	626	556	636	641
Total loans	2,655	2,532	2,534	2,516	2,551
Allowance for credit losses	23	23	22	23	24
Total goodwill and intangible assets	126	126	126	127	127
Total deposits	3,048	3,049	3,007	2,822	2,912
Total shareholders' equity	407	424	418	414	405
Net income	9	10	11	9	9
Core earnings (1)	9	10	11	9	10

ASSET QUALITY AND CONDITION RATIOS
Net (recoveries) charge-offs (current quarter annualized)/average loans	(0.02)%	—%	0.03%	0.01%	0.03%
Allowance for credit losses/total loans	0.87	0.90	0.89	0.91	0.93
Loans/deposits	87	83	84	89	88
Shareholders' equity to total assets	11.02	11.43	11.19	11.37	10.86
Tangible shareholders' equity to tangible assets	7.88	8.32	8.08	8.17	7.72

(1)	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in table I-J for additional information.
(2)	All performance ratios are based on average balance sheet amounts, where applicable.
(3)	Fully taxable equivalent considers the impact of tax-advantaged investment securities and loans.
(4)	Core net interest margin excludes Paycheck Protection Program loans.
(5)	Earning assets includes non-accruing loans and interest-bearing deposits with other banks. Securities are valued at amortized cost.

A

BAR HARBOR BANKSHARES

CONSOLIDATED BALANCE SHEETS - UNAUDITED

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands)	2022	2021	2021	2021	2021
Assets
Cash and due from banks	$38,656	$33,508	$39,081	$41,440	$39,039
Interest-earning deposits with other banks	72,393	216,881	302,118	132,278	184,473
Total cash and cash equivalents	111,049	250,389	341,199	173,718	223,512

Securities available for sale	603,910	618,276	545,327	621,849	626,403
Federal Home Loan Bank stock	7,384	7,384	10,192	14,145	14,826
Total securities	611,294	625,660	555,519	635,994	641,229

Loans held for sale	2,843	5,523	7,505	7,942	10,148

Total loans	2,654,562	2,531,910	2,534,154	2,515,560	2,551,064
Less: Allowance for credit losses	(23,190)	(22,718)	(22,448)	(22,815)	(23,653)
Net loans	2,631,372	2,509,192	2,511,706	2,492,745	2,527,411

Premises and equipment, net	48,891	49,382	50,070	51,119	52,253
Other real estate owned	—	—	—	—	—
Goodwill	119,477	119,477	119,477	119,477	119,477
Other intangible assets	6,500	6,733	6,966	7,198	7,431
Cash surrender value of bank-owned life insurance	79,861	79,020	79,380	78,886	78,388
Deferred tax asset, net	12,614	5,547	5,811	4,902	5,761
Other assets	68,169	58,310	60,712	67,064	64,479
Total assets	$3,692,070	$3,709,233	$3,738,345	$3,639,045	$3,730,089

Liabilities and shareholders' equity
Demand and other non-interest bearing deposits	$653,471	$664,420	$664,395	$599,598	$586,487
NOW deposits	918,768	940,631	888,021	802,681	761,817
Savings deposits	658,834	628,670	605,977	578,361	560,095
Money market deposits	424,750	389,291	379,651	371,075	365,507
Time deposits	391,940	425,532	469,221	470,758	638,436
Total deposits	3,047,763	3,048,544	3,007,265	2,822,473	2,912,342

Senior borrowings	118,538	118,400	190,267	279,991	292,210
Subordinated borrowings	60,165	60,124	60,083	60,042	60,003
Total borrowings	178,703	178,524	250,350	340,033	352,213

Other liabilities	58,605	58,018	62,295	62,779	60,354
Total liabilities	3,285,071	3,285,086	3,319,910	3,225,285	3,324,909

Total shareholders’ equity	406,999	424,147	418,435	413,760	405,180
Total liabilities and shareholders’ equity	$3,692,070	$3,709,233	$3,738,345	$3,639,045	$3,730,089

Net shares outstanding	15,013	15,001	14,987	14,972	14,950

B

BAR HARBOR BANKSHARES

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED

LOAN ANALYSIS

						Annualized
						Growth %
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Quarter
(in thousands)	2022	2021	2021	2021	2021	End
Commercial real estate	$1,289,968	$1,210,580	$1,170,372	$1,135,857	$1,118,669	26%
Commercial and industrial	346,394	340,129	331,091	327,729	317,500	7
Paycheck Protection Program (PPP)	1,126	6,669	24,227	65,918	77,878	*
Total commercial loans	1,637,488	1,557,378	1,525,690	1,529,504	1,514,047	21
Total commercial loans, excluding PPP	1,636,362	1,550,709	1,501,463	1,463,586	1,436,169	22

Residential real estate	868,382	821,004	849,692	822,774	868,084	23
Consumer	96,876	98,949	100,933	103,589	106,835	(8)
Tax exempt and other	51,816	54,579	57,839	59,693	62,098	(20)
Total loans	$2,654,562	$2,531,910	$2,534,154	$2,515,560	$2,551,064	19%

DEPOSIT ANALYSIS

						Annualized
						Growth %
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Quarter
(in thousands)	2022	2022	2021	2021	2021	End
Demand	$653,471	$664,420	$664,395	$599,598	$586,487	(7)%
NOW	918,768	940,631	888,021	802,681	761,817	(9)
Savings	658,834	628,670	605,977	578,361	560,095	19
Money market	424,750	389,291	379,651	371,075	365,507	36
Total non-maturity deposits	2,655,823	2,623,012	2,538,044	2,351,715	2,273,906	5
Total time deposits	391,940	425,532	469,221	470,758	638,436	(32)
Total deposits	$3,047,763	$3,048,544	$3,007,265	$2,822,473	$2,912,342	—%

*Indicates ratios of 100% or greater.

C

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended
	March 31,
(in thousands, except per share data)	2022	2021
Interest and dividend income
Loans	$22,671	$24,205
Securities and other	3,826	3,979
Total interest and dividend income	26,497	28,184
Interest expense
Deposits	1,189	2,951
Borrowings	1,010	1,811
Total interest expense	2,199	4,762
Net interest income	24,298	23,422
Provision for credit losses	377	(489)
Net interest income after provision for credit losses	23,921	23,911
Non-interest income
Trust and investment management fee income	3,754	3,666
Customer service fees	3,616	2,970
Gain on sales of securities, net	9	—
Mortgage banking income	624	2,570
Bank-owned life insurance income	501	518
Customer derivative income	18	410
Other income	787	114
Total non-interest income	9,309	10,248
Non-interest expense
Salaries and employee benefits	12,147	12,176
Occupancy and equipment	4,423	4,328
(Gain) loss on sales of premises and equipment, net	(75)	8
Outside services	340	432
Professional services	173	558
Communication	225	321
Marketing	263	290
Amortization of intangible assets	233	241
Loss on debt extinguishment	—	—
Acquisition, conversion and other expenses	325	889
Other expenses	3,832	3,248
Total non-interest expense	21,886	22,491
Income before income taxes	11,344	11,668
Income tax expense	2,232	2,188
Net income	$9,112	$9,480

Earnings per share:
Basic	$0.61	$0.63
Diluted	0.60	0.63

Weighted average shares outstanding:
Basic	15,011	14,934
Diluted	15,102	15,007

D

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands, except per share data)	2022	2021	2021	2021	2021
Interest and dividend income
Loans	$22,671	$22,746	$25,094	$23,191	$24,205
Securities and other	3,826	3,776	3,821	3,992	3,979
Total interest and dividend income	26,497	26,522	28,915	27,183	28,184
Interest expense
Deposits	1,189	1,434	1,555	2,603	2,951
Borrowings	1,010	1,273	1,778	1,826	1,811
Total interest expense	2,199	2,707	3,333	4,429	4,762
Net interest income	24,298	23,815	25,582	22,754	23,422
Provision for credit losses	377	126	(174)	(765)	(489)
Net interest income after provision for credit losses	23,921	23,689	25,756	23,519	23,911
Non-interest income
Trust and investment management fee income	3,754	3,844	3,868	3,801	3,666
Customer service fees	3,616	3,470	3,515	3,257	2,970
Gain on sales of securities, net	9	890	1,930	50	—
Mortgage banking income	624	1,563	850	1,553	2,570
Bank-owned life insurance income	501	669	494	498	518
Customer derivative income	18	173	341	86	410
Other income	787	549	352	260	114
Total non-interest income	9,309	11,158	11,350	9,505	10,248
Non-interest expense
Salaries and employee benefits	12,147	11,842	11,743	11,356	12,176
Occupancy and equipment	4,423	4,105	4,029	3,894	4,328
(Gain) loss on sales of premises and equipment, net	(75)	515	(146)	1	8
Outside services	340	431	547	533	432
Professional services	173	556	491	151	558
Communication	225	205	188	198	321
Marketing	263	378	339	534	290
Amortization of intangible assets	233	233	233	233	241
Loss on debt extinguishment	—	1,083	1,768	—	—
Acquisition, conversion and other expenses	325	(92)	318	552	889
Other expenses	3,832	3,665	3,862	4,272	3,248
Total non-interest expense	21,886	22,921	23,372	21,724	22,491
Income before income taxes	11,344	11,926	13,734	11,300	11,668
Income tax expense	2,232	2,160	2,706	2,275	2,188
Net income	$9,112	$9,766	$11,028	$9,025	$9,480

Earnings per share:
Basic	$0.61	$0.65	$0.74	$0.60	$0.63
Diluted	0.60	0.65	0.73	0.60	0.63

Weighted average shares outstanding:
Basic	15,011	14,993	14,983	14,965	14,934
Diluted	15,102	15,075	15,051	15,042	15,007

E

BAR HARBOR BANKSHARES

AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent (Non-GAAP) - Annualized) - UNAUDITED

	Quarters Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2022	2021	2021	2021	2021
Earning assets
Interest-earning deposits with other banks	0.16%	0.16%	0.15%	0.09%	0.09%
Securities available for sale and FHLB stock	2.55	2.66	2.59	2.66	2.79
Loans:
Commercial real estate	3.50	3.40	3.53	3.54	3.68
Commercial and industrial	3.46	3.23	3.79	3.60	3.86
Paycheck protection program	26.49	26.25	23.28	5.56	8.12
Residential real estate	3.55	3.61	3.64	3.80	3.76
Consumer	3.51	3.49	3.78	3.44	3.56
Total loans	3.54	3.58	3.98	3.70	3.85
Total earning assets	3.21%	3.10%	3.41%	3.26%	3.46%

Funding liabilities
Deposits:
NOW	0.14%	0.14%	0.13%	0.12%	0.14%
Savings	0.09	0.08	0.08	0.10	0.13
Money market	0.12	0.12	0.12	0.12	0.14
Time deposits	0.62	0.77	0.88	1.37	1.44
Total interest-bearing deposits	0.20	0.24	0.27	0.45	0.51
Borrowings	2.29	2.17	2.11	2.12	2.16
Total interest-bearing liabilities	0.35%	0.41%	0.50%	0.66%	0.72%

Net interest spread	2.86	2.69	2.91	2.60	2.74
Net interest margin	2.95	2.79	3.02	2.74	2.88
Core net interest margin (1)	2.93	2.69	2.75	2.67	2.78

(1)	Core net interest margin (Non-GAAP) excludes Paycheck Protection Program loans.

F

BAR HARBOR BANKSHARES

AVERAGE BALANCES - UNAUDITED

	Quarters Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands)	2022	2021	2021	2021	2021
Assets
Interest-earning deposits with other banks (1)	$140,383	$325,260	$284,429	$228,825	$176,728
Securities available for sale and FHLB stock (2)	629,811	578,323	610,381	635,978	613,459
Loans:
Commercial real estate	1,264,798	1,189,803	1,153,813	1,122,831	1,099,937
Commercial and industrial	393,759	386,156	391,191	378,634	377,176
Paycheck protection program	2,999	14,824	45,835	76,701	65,149
Residential real estate	856,252	844,872	824,686	850,119	916,633
Consumer	97,594	100,723	101,545	104,851	109,802
Total loans (3)	2,615,402	2,536,378	2,517,070	2,533,136	2,568,697
Total earning assets	3,385,596	3,439,961	3,411,880	3,397,939	3,358,884
Cash and due from banks	32,742	37,818	38,750	21,414	23,221
Allowance for credit losses	(23,256)	(22,525)	(22,607)	(23,419)	(24,822)
Goodwill and other intangible assets	126,090	126,324	126,556	126,789	127,024
Other assets	190,846	200,097	209,509	223,362	232,475
Total assets	$3,712,018	$3,781,675	$3,764,088	$3,746,085	$3,716,782

Liabilities and shareholders' equity
Deposits:
NOW	$930,556	$913,326	$860,206	$781,836	$749,100
Savings	640,672	620,599	591,440	568,193	541,203
Money market	414,130	395,341	381,755	368,826	378,743
Time deposits	406,730	450,559	471,934	619,454	675,422
Total interest-bearing deposits	2,392,088	2,379,825	2,305,335	2,338,309	2,344,468
Borrowings	178,958	232,492	334,097	345,896	340,209
Total interest-bearing liabilities	2,571,046	2,612,317	2,639,432	2,684,205	2,684,677
Non-interest-bearing demand deposits	660,717	684,895	641,769	591,982	550,657
Other liabilities	64,619	61,480	61,436	57,227	74,778
Total liabilities	3,296,382	3,358,692	3,342,637	3,333,414	3,310,112
Total shareholders' equity	415,636	422,983	421,451	412,671	406,670
Total liabilities and shareholders' equity	$3,712,018	$3,781,675	$3,764,088	$3,746,085	$3,716,782

(1)	Total average interest-bearing deposits with other banks is net of Federal Reserve daily cash letter.
(2)	Average balances for securities available-for-sale are based on amortized cost.
(3)	Total average loans include non-accruing loans and loans held for sale.

G

BAR HARBOR BANKSHARES

ASSET QUALITY ANALYSIS - UNAUDITED

	At or for the Quarters Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands)	2022	2021	2021	2021	2021
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$1,633	$2,890	$3,646	$4,367	$4,664
Commercial installment	905	1,056	1,163	1,370	1,534
Residential real estate	5,612	5,192	6,311	6,788	6,753
Consumer installment	1,063	1,053	1,087	1,054	1,118
Total non-accruing loans	9,213	10,191	12,207	13,579	14,069
Other real estate owned	—	—	—	—	—
Total non-performing assets	$9,213	$10,191	$12,207	$13,579	$14,069

Total non-accruing loans/total loans	0.35%	0.40%	0.48%	0.54%	0.55%
Total non-performing assets/total assets	0.25	0.27	0.33	0.37	0.38

PROVISION AND ALLOWANCE FOR CREDIT LOSSES
Balance at beginning of period	$22,718	$22,448	$22,815	$23,653	$19,082
Impact of CECL adoption	—	—	—	—	5,228
Charged-off loans	(83)	(154)	(286)	(239)	(216)
Recoveries on charged-off loans	178	298	93	166	48
Net loans charged-off	95	144	(193)	(73)	(168)
Provision for credit losses	377	126	(174)	(765)	(489)
Balance at end of period	$23,190	$22,718	$22,448	$22,815	$23,653

Allowance for credit losses/total loans	0.87%	0.90%	0.89%	0.91%	0.93%
Allowance for credit losses/non-accruing loans	252	223	184	168	168

NET LOAN (CHARGE-OFFS) RECOVERIES
Commercial real estate	$54	$216	$(69)	$(105)	$(131)
Commercial installment	25	53	(24)	(7)	1
Residential real estate	76	8	13	88	(28)
Consumer installment	(60)	(133)	(113)	(49)	(10)
Total, net	$95	$144	$(193)	$(73)	$(168)

Net (recoveries) charge-offs (QTD annualized)/average loans	(0.01)%	(0.02)%	0.03%	0.01%	0.03%
Net (recoveries) charge-offs (YTD annualized)/average loans	(0.01)	0.01	0.02	0.02	0.03

DELINQUENT AND NON-ACCRUING LOANS/ TOTAL LOANS
30-89 Days delinquent	0.22%	0.31%	0.09%	0.13%	0.43%
90+ Days delinquent and still accruing	0.03	0.01	0.02	0.02	0.01
Total accruing delinquent loans	0.25	0.32	0.12	0.15	0.44
Non-accruing loans	0.35	0.40	0.48	0.54	0.55
Total delinquent and non-accruing loans	0.60%	0.72%	0.60%	0.69%	0.99%

H

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands)		2022	2021	2021	2021	2021
Net income		$9,112	$9,766	$11,028	$9,025	$9,480
Non-core items:
(Gain) on sale of securities, net		(9)	(890)	(1,930)	(50)	—
(Gain) loss on sale of premises and equipment, net		(75)	515	(146)	1	8
(Gain) loss on other real estate owned		—	—	—	—	—
Loss on debt extinguishment		—	1,083	1,768	—	—
Acquisition, conversion and other expenses		325	(92)	318	552	889
Income tax expense (1)		(56)	(144)	(2)	(119)	(213)
Total non-core items		185	472	8	384	684
Core earnings (2)	(A)	$9,297	$10,238	$11,036	$9,409	$10,164

Net interest income	(B)	$24,298	$23,815	$25,582	$22,754	$23,422
Non-interest income		9,309	11,158	11,350	9,505	10,248
Total Revenue		33,607	34,973	36,932	32,259	33,670
(Gain) on sale of securities, net		(9)	(890)	(1,930)	(50)	—
Total core revenue (2)	(C)	$33,598	$34,083	$35,002	$32,209	$33,670

Total non-interest expense		21,886	22,921	23,372	21,724	22,491
Non-core expenses:
Gain (loss) on sale of premises and equipment, net		75	(515)	146	(1)	(8)
Gain (loss) on other real estate owned		—	—	—	—	—
Loss on debt extinguishment		—	(1,083)	(1,768)	—	—
Acquisition, conversion and other expenses		(325)	92	(318)	(552)	(889)
Total non-core expenses		(250)	(1,506)	(1,940)	(553)	(897)
Core non-interest expense (2)	(D)	$21,636	$21,415	$21,432	$21,171	$21,594

Total revenue		33,607	34,973	36,932	32,259	33,670
Total non-interest expense		21,886	22,921	23,372	21,724	22,491
Pre-tax, pre-provision net revenue		$11,721	$12,052	$13,560	$10,535	$11,179

Core revenue(2)		33,598	34,083	35,002	32,209	33,670
Core non-interest expense(2)		21,636	21,415	21,432	21,171	21,594
Core pre-tax, pre-provision net revenue(2)	(U)	$11,962	$12,668	$13,570	$11,038	$12,076

(in millions)
Average earning assets	(E)	$3,386	$3,440	$3,412	$3,398	$3,359
Average paycheck protection program (PPP) loans	(R)	3	15	46	77	65
Average earning assets, excluding PPP loans	(S)	3,383	3,425	3,366	3,321	3,294
Average assets	(F)	3,712	3,764	3,764	3,746	3,717
Average shareholders' equity	(G)	416	423	421	413	407
Average tangible shareholders' equity (2) (3)	(H)	290	297	295	286	280
Tangible shareholders' equity, period-end (2) (3)	(I)	281	298	292	287	278
Tangible assets, period-end (2) (3)	(J)	3,566	3,583	3,612	3,512	3,603

I

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands)		2022	2021	2021	2021	2021
Common shares outstanding, period-end	(K)	15,013	15,001	14,987	14,972	14,950
Average diluted shares outstanding	(L)	15,102	15,075	15,051	15,042	15,007

Core earnings per share, diluted (2)	(A/L)	$0.62	$0.68	$0.73	$0.63	$0.68
Tangible book value per share, period-end (2)	(I/K)	18.72	19.86	19.48	19.17	18.61
Securities adjustment, net of tax (1) (4)	(M)	(20,225)	1,985	4,398	7,237	4,510
Tangible book value per share, excluding securities adjustment (2) (4)	(I+M)/K	20.07	19.73	19.19	18.69	18.31
Tangible shareholders' equity/total tangible assets (2)	(I/J)	7.88	8.32	8.08	8.17	7.72

Performance ratios (5)
GAAP return on assets		1.00%	1.02%	1.16%	0.97%	1.03%
Core return on assets (2)	(A/F)	1.02	1.07	1.16	1.01	1.11
Pre-tax, pre-provision return on assets		1.28	1.26	1.43	1.13	1.22
Core pre-tax, pre-provision return on assets (2)	(U/F)	1.31	1.33	1.43	1.18	1.32
GAAP return on equity		8.89	9.16	10.38	8.77	9.45
Core return on equity (2)	(A/G)	9.07	9.60	10.39	9.14	10.14
Return on tangible equity		13.01	13.30	15.08	12.91	14.01
Core return on tangible equity (1) (2)	(A+Q)/H	13.27	13.93	15.09	13.45	15.01
Efficiency ratio (2) (6)	(D-O-Q)/(C+N)	62.40	60.74	59.18	63.45	61.95
Net interest margin	(B+P)/E	2.95	2.79	3.02	2.74	2.88
Core net interest margin (2) (7)	(B+P-T)/S	2.93	2.69	2.75	2.67	2.78

Supplementary data (in thousands)
Taxable equivalent adjustment for efficiency ratio	(N)	$476	$573	$576	$586	$595
Franchise taxes included in non-interest expense	(O)	141	132	143	128	125
Tax equivalent adjustment for net interest margin	(P)	320	369	421	430	433
Intangible amortization	(Q)	233	233	233	233	241
Interest and fees on PPP loans	(T)	196	981	2,690	1,064	1,304

(1)	Assumes a marginal tax rate of 23.41% for the first quarter of 2022 and fourth quarter of 2021 and 23.71% for the first three quarters of 2021.
(2)	Non-GAAP financial measure.
(3)	Tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Tangible assets is computed by taking total assets less the intangible assets at period-end.
(4)	Securities adjustment, net of tax represents the total unrealized loss on available-for-sale securities recorded on the Company's consolidated balance sheets within total common shareholders' equity.
(5)	All performance ratios are based on average balance sheet amounts, where applicable.
(6)	Efficiency ratio is computed by dividing core non-interest expense net of franchise taxes and intangible amortization divided by core revenue on a fully taxable equivalent basis.
(7)	Core net interest margin excludes Paycheck Protection Program loans.

J